                                                              EXHIBIT 10(q)



                              EMPLOYMENT AGREEMENT
                              --------------------
               AGREEMENT made this 16th day of March, 1995, by and between UNITED INDUSTRIAL CORPORATION, a Delaware corporation having an address at 18 East 48th Street, New York, New York 10017 (hereinafter called "Employer"), and P. DAVID BOCKSCH, having an address at 90 Ardmore Road, Ho-Ho-Kus, New Jersey 07423 (hereinafter called "Employee").

                              W I T N E S S E T H :
                              -------------------

               In consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

               1.  Employment.  Employer agrees to employ Employee and
                   ----------
     Employee agrees to serve Employer upon the terms and conditions hereinafter set forth.

               2.  Term.  The employment of Employee hereunder shall be
                   ----
     effective and shall commence on March 27, 1995 (the "Effective Date") and shall terminate as of the close of business on the date three (3) years after the Effective Date (the "Termination Date"). The period from the Effective Date through the Termination Date is referred to as the term of this Agreement.

               3.  Duties and Extent of Services.  Employee agrees to serve
                   -----------------------------
     Employer and its subsidiary companies faithfully and to the best of his ability under the direction of the Board of Directors of Employer, devoting his entire business time, energy and skill






































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


     to his duties hereunder. The principal place of employment of Employee shall be at the offices of Employer located in New York, New York. Employee understands and agrees, however, that in connection with his employment hereunder, he may be required from time to time to travel on behalf of Employer.

               The principal duties of Employee shall be to serve as President and Chief Executive Officer of Employer and, in such capacity, to render such managerial, administrative and other services to Employer and its subsidiaries as normally are associated with and incident to such position as Employer from time to time may require of him. If, during the term of this Agreement, the Board of Directors of Employer so determines, in its absolute discretion, to elect Employee to any additional office of Employer or its subsidiary companies consistent with his position, or a director of Employer or its subsidiary companies, Employee agrees to accept and serve in such office or capacity for no additional compensation or remuneration. It is the intention of the parties that Employee shall be elected a director of Employer.





















































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               4.   Compensation.
                    ------------

                    (a)  Salary.  Employer agrees to pay to Employee, as
                         ------
     compensation for all of the services to be rendered by Employee under or pursuant to this Agreement, a salary at the rate of three hundred thousand dollars ($300,000) per annum, commencing as of the Effective Date, payable in accordance with Employer's normal payroll practices. Such salary shall be subject to annual review by Employer's Board of Directors and, at the discretion of the Board, may be increased, but not decreased below such amount. Employee shall also be eligible to receive annual discretionary bonuses as may be granted by Employer's Board of Directors, not to exceed fifty percent (50%) of his then annual base salary. Employee shall receive a guaranteed minimum bonus of fifty thousand dollars ($50,000) for 1995, payable no later than April 1, 1996.

                    (b)  Employee Benefit Plans.  During the term of this
                         ----------------------
     Agreement, Employee shall be eligible to participate in any life insurance, medical, retirement, pension or profit-sharing, disability or other benefit plans or arrangements now or hereafter generally made available by Employer to executive employees of Employer to the extent Employee qualifies under the provisions of any such plans. Subject to the foregoing, Employer shall have the right to change insurance companies and modify insurance policies covering employees of Employer. For purposes













































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     of Employee's participation in the AAI Pension Plan (the "Plan"),
     Employee shall be deemed vested in the Plan as of the Effective Date, provided, however, if he is not vested under the terms of the Plan, Employer shall make the payments to him that he otherwise would have received under the Plan had he been vested under the terms of the Plan. This provision shall have no impact, however, on the Plan and shall not be deemed an amendment of the Plan. This provision shall not apply, however, if Employee's employment by Employer is terminated prior to the third anniversary of the Effective Date either voluntarily by him or by Employer for cause as provided in Section 12 hereof.

                    (c)  Automobile Allowance.  Employer shall pay to
                         --------------------
     Employee an automobile allowance of fifteen thousand dollars ($15,000) per annum, commencing as of the Effective Date, payable in accordance with Employer's normal payroll practices.

                    (d)  Stock Options.  Employer shall grant to Employee
                         -------------
     on the Effective Date options to acquire 100,000 shares of common stock of Employer pursuant to the terms of Employer's 1994 Stock Option Plan and the grant letter in the form annexed hereto as Exhibit
     A. The exercise price of such options shall be equal to the fair market value of such common stock as of the grant date.

                    (e)  Vacation.  Employee shall be entitled to three (3)
                         --------
     weeks vacation with pay per year.












































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


                    (f)  Taxes.  Employee understands that any and all
                         -----
     payments described in this Agreement will be subject to such tax treatment as applies thereto, and to such withholding as may be required under applicable tax laws.

                    (g)  Attorney's Fees.  Employer shall reimburse
                         ---------------
     Employee for his reasonable attorney's fees incurred in connection with his entering into this Agreement, up to a maximum amount of $2,500, to be paid following the submission to Employer of an appropriate statement or invoice therefor.

               5.  No Competition.  Employee agrees that during the term of
                   --------------
     this Agreement he will not, within the continental United States, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity, other than that of Employer and its subsidiary companies, directly or indirectly in competition with any of the business operations or activities of Employer and its subsidiary companies. Nothing herein contained, however, shall restrict Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with













































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


     any of such business operations or activities of Employer or any of its subsidiary companies.

               6.  Confidentiality; etc.
                   ---------------------

                    (a) Employee will not divulge, furnish or make accessible to anyone (other than in the regular course of business of Employer or any of its subsidiary companies) any knowledge or information with respect to confidential or secret methods, processes, plans or materials of Employer or any of its subsidiary companies, or with respect to any other confidential or secret aspects of the business of Employer or any of its subsidiary companies.

                    (b) Employee agrees to communicate and to make known to Employer all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable which concerns in any way the business of Employer or any of its subsidiary companies or the general industry of which they are a part, from the time of entering upon employment until the termination thereof, and whether acquired by Employee before or during the term of his employment; provided, however, that nothing
                                        --------  -------
     herein shall be construed as requiring any such communication where the method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party, including, without limitation, any former employer of Employee or by any other lawful bar to such communication.

                    (c) Any methods, developments, inventions and/or improvements, whether patentable or unpatentable, along the lines of the business of Employer or any of its subsidiary companies, which Employee may conceive of or make while in the employ of Employer, shall be and remain the property of Employer. Employee agrees promptly to communicate and disclose all such methods, developments, inventions and/or improvements to Employer and to execute and deliver to Employer any instruments deemed necessary by Employer to effect disclosure and assignment thereof to it. Employee further agrees, on request of Employer, to execute patent applications based on such methods, developments, inventions and/or improvements, including any other instruments deemed necessary by Employer for the prosecution of such patent applications or the acquisition of Letters Patent in the United States and/or any foreign countries.

                    (d) Employee agrees that for a period of three (3) years from and after the termination or expiration of his employment by Employer, whether pursuant to the terms of this Agreement or otherwise, he will not:

                         (i) directly or indirectly solicit, raid, entice or induce any employee of Employer or of any of its subsidiary companies to be employed by any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of Employer or any of its subsidiary companies; or

                        (ii) directly or indirectly approach any such employee for these purposes; or

                       (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                       (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation (other than the U.S. Government or its agencies) who or which on the date hereof is, or at any time during the period of employment hereunder shall be, a customer of Employer or of any of its subsidiary companies to become a customer for the same or similar products which it purchased from Employer or any of its subsidiary companies, of any other person, firm or corporation, and Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

                    (e) Employee agrees that during the term of his employment by Employer, whether under this Agreement or otherwise, he will not at any time enter into, on behalf of Employer or any of its subsidiary companies, or cause Employer or any of its subsidiary companies to enter into, directly or indirectly, any transactions with any business organization in which he or any member of his immediate family may be interested as a partner, trustee, director, officer, employee, shareholder, lender of money or guarantor.

               7.  Injunctive Relief.  Employee acknowledges that the
                   -----------------
     services to be rendered by him hereunder are of a special, unique and extraordinary character and that it would be very difficult or impossible to replace such services and further that irreparable injury would be sustained by Employer and its subsidiary companies in the event of a violation by Employee of any of the provisions of this Agreement, and by reason thereof Employee consents and agrees that if he violates any of the provisions of this Agreement, Employer shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining him from committing or continuing any violation of this Agreement.

               8.  Survival of Provisions.  The provisions of Sections 5, 6
                   ----------------------
     and 7 hereof shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

               9.  Expenses.  Employer shall reimburse Employee for all
                   --------
     reasonable expenses properly incurred by him on behalf of Employer in the performance of his duties hereunder, provided that proper vouchers are submitted to Employer by Employee












































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


     evidencing such expenses and the purposes for which the same were incurred.

               10.  Disability.  If Employee shall be incapacitated by
                    ----------
     reason of mental or physical disability or otherwise during the term of this Agreement so that he is prevented from performing his principal duties and services hereunder for a period of three (3) consecutive months or one or more periods aggregating three (3) months during any twelve (12) month period, Employer shall have the right to terminate this Agreement by sending written notice of termination to Employee, and thereupon his employment pursuant to this Agreement shall terminate and Employee shall be entitled to no further payments hereunder, other than (i) for any compensation due pursuant to Section 4 hereof through the date of such termination, (ii) the reimbursement, pursuant to Section 9 hereof, of any expenses incurred prior to the date of such termination, and (iii) the continuation of Employee's base salary pursuant to Section 4(a) hereof for a period of six (6) months from the date of such termination, but not beyond the Termination Date or the date on which Employee shall commence to receive benefits pursuant to Employer's long term disability plan, as then in effect.

               11.  Death.  In the event of the death of Employee during
                    -----
     the term hereof, this Agreement shall automatically terminate and Employer shall have no further obligations


































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


     hereunder, other than to pay to Employee's estate any compensation due pursuant to Section 4 hereof through the date of such termination and to reimburse, pursuant to Section 9 hereof, any expenses incurred by Employee through the date of such termination.

               12.  Termination by Employer for Cause.  Employer shall have
                    ---------------------------------
     the right to terminate the employment of Employee under this Agreement as well as any and all payments to be made hereunder, other than for any compensation due pursuant to Section 4 hereof through the date of such termination and any reimbursement, pursuant to Section 9 hereof, of expenses incurred by Employee through the date of such termination, if Employee shall commit any of the following acts of default:

                      (i) Employee shall have committed any material breach of any of the provisions or covenants set forth herein; or

                      (ii) Employee shall have committed any act of gross negligence in the performance of his duties or obligations hereunder; or

                      (iii) Employee shall have committed any material act of dishonesty or breach of trust against Employer or any of its subsidiary companies; or

                      (iv)   Employee's conviction of, or plea of nolo
                                                                  ----
      contendere to, a felony.
      ----------










































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


               If Employer elects to terminate this Agreement as set forth above, Employer shall send written notice to Employee terminating this Agreement and describing the action of Employee constituting the act of default, and thereupon no further payments of any type shall be made or shall be payable to Employee hereunder notwithstanding any other provisions of this Agreement, except as set forth in the first sentence of this Section 12.

               13.  No Conflicting Agreements.  Employee represents and
                    -------------------------
     warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

               14.  Entire Agreement.  This Agreement sets forth the entire
                    ----------------
     understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement shall not be changed or terminated orally. This Agreement supersedes and cancels all prior agreements between the parties, whether written or oral, relating to the employment of Employee.

               15.  Applicable Law.  This Agreement shall be governed by,
                    --------------
     construed and enforced in accordance with the laws of the































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


     State of New York, without regard to its conflict of laws principles.

               16.  Notices.  All notices, requests, demands and other
                    -------
     communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied or mailed, first class, postage prepaid, certified mail, return receipt requested, to each of the parties at its or his address above written or as set forth beneath their signatures below or at such other address or telecopy number as either of the parties may designate in conformity with the foregoing.

               17.  Section Headings.  The section headings set forth in
                    ----------------
     this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

               18.  Successors and Assigns.  This Agreement shall not be
                    ----------------------
     assignable by Employee. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and personal representatives of Employee and the successors and assigns of Employer.

               19.  Severability.  If, at any time subsequent to the date
                    ------------
     hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or







































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


     unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              UNITED INDUSTRIAL CORPORATION



                              By:
                                  --------------------------
                                  Name:  Howard M. Bloch
                                  Title: Vice President
                                  Telecopy No: (212) 838-4629


                              ------------------------------
                                     P. DAVID BOCKSCH
                               Telecopy No: (201) 444-6355

                                                              EXHIBIT A


                          United Industrial Corporation
                               18 East 48th Street
                            New York, New York 10017
                                 (212) 752-8787
                               Fax: (212) 838-4629



                                        March 27, 1995



     Mr. P. David Bocksch
     90 Ardmore Road
     Ho-Ho-Kus, New Jersey 07423

     Re: Grant of Incentive Stock Option

     Dear Mr. Bocksch:

          On May 10, 1994, the Stockholders of United Industrial Corporation (the "Company") authorized and approved the 1994 Stock Option Plan, which was previously adopted by the Board of Directors. The 1994 Stock Option Plan (the "Plan") provides for the grant of options to certain key employees of the Company and its subsidiaries. A copy of the Plan is annexed hereto and shall be deemed a part hereof as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

          The Company hereby grants to you, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the option (the "Option") to purchase, in accordance with the terms and conditions set forth in the Plan, but subject to the limitations set forth herein and in the Plan, an aggregate of 100,000 Shares of Common Stock, $1.00 par value per share, of the
     Company at a price of $     per share, such option price being, in the
     judgment of the Option Committee, not less than one hundred percent (100%) of the fair market value of such share at the date hereof. The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, but it is specifically understood that no warranty is made to you as to such qualification.

          Subject to the provisions and limitations of Sections 6 and 7 of the Plan, this Option may be exercised by you, on a cumulative basis, during a period often (10) years commencing on the date of grant of this Option and terminating at the close of business on March 27, 2005, as follows:

          (a) up to one third (1/3) of the total number of shares subject to this Option may be purchased by you commencing one year after the date hereof;

          (b) up to an additional one third (1/3) of the total number of shares subject to this Option may be purchased by you commencing two years after the date hereof; and

          (c) the balance of the total number of shares subject to this Option may be purchased by you commencing three years after the date hereof.









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          The unexercised portion of the Option granted herein will
     automatically and without notice terminate and become null and void upon the expiration of ten (10) years from the date of the grant of this Option. If, however, prior to the expiration of ten (10) years from the date of grant of this Option, your employment with the Company and any parent or subsidiary corporation terminates this Option will terminate on the applicable date as described below; provided, however, that none of the events described below shall
     --------  -------
     extend the period of exercisability of this option beyond ten (10) years from the date of grant of this Option;

          (a) the date of termination, if your employment is terminated other than by reason of death, disability, retirement, good reason or dismissal other than for cause (as such terms are defined in the Plan);

          (b) the expiration of one (1) year after your death if your death occurs either during your employment or within the one-year or three-month period after the termination of your employment specified in clauses (c) and (d) below, except that your Option will be exercisable during such one-year period only to the extent that it would have been exercisable on the date of your death;

          (c) the expiration of one (1) year after the termination of your employment by reason of your disability (as defIned in the Plan), except that your Option will be exercisable during such one-year period only to the extent that it would have been exercisable immediately prior to the termination of your employment; and

          (d) the expiration of three (3) months from the date of termination of your employment by reason of your retirement, good reason (as defined in the Plan) or dismissal other than for cause (as defined in the Plan), except that your Option will be exercisable during such three-month period only to the extent that it would have been exercisable immediately prior to the termination of your employment.

          In no event shall you exercise this Option for a fraction of a share or for less than one hundred (100) shares (unless the number purchased is the total balance for which the Option is then exercisable).

          This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you. This Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

          Any exercise of this Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, shall be substantially in the form attached hereto and shall be accompanied by a certified or bank cashier's check to the order of the Company in the full amount of the purchase price of the shares so purchased.

          If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of this Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

          You hereby covenant and agree with the Company that if, at the time of exercise of this Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to this Option (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof and
     (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

          As provided in the Plan, the Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the shares acquired by exercise of this Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.
     The Company may hold the stock certificate to which you are entitled upon the exercise of this Option as security for the payment of withholding tax liability, until cash sufficient to pay such liability has been accumulated.

          You agree that for a period of three (3) years from and after the termination or expiration of your employment by the Company, you will not:

          (i) directly or indirectly solicit, entice or induce any employee of the Company or of any of its subsidiary or affiliated companies to be employed by any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its subsidiary or affiliated companies; or

          (ii) directly or indirectly approach any such employee for these purposes; or

          (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

          (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation (other than the US Government or its agencies) who or which on the date hereof is, or at any time during the period hereunder shall be, a customer of the Company or of any of its subsidiary or affiliated companies to become a customer for the same or similar products which it purchased from the Company or any of its subsidiary or affiliated companies, of any other person, firm or corporation, and you shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

          You further agree that you will not divulge, furnish or make available to anyone at anytime, except as part of your employment by the Company or any of its subsidiary or affiliated Companies either during or subsequent to much employment, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its subsidiary or affiliated companies, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its subsidiary or affiliated companies.

          This agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

          Please indicate your acceptance of all the terms and conditions of this Option and the Plan by signing and returning a copy of this letter.

                                   Very truly yours,

                                   UNITED INDUSTRIAL CORPORATION



                                   By:
                                      -------------------------------------
                                        Howard M. Bloch, Vice President


     ACCEPTED:




     -------------------------
     Signature of Employee


     P David Bocksch
     -------------------------
     Name of Employee


     Date:     March 27, 1995



     HMB/dc